EXHIBIT 23.1

Resignation of Larry O'Donnell, CPA, P.C.


July 8, 2010




Gulfstar Energy Corporation
3410 Embassy Drive
West Palm Beach, FL  33401
Ph:  (561) 703-8974


Dear Mr. McCann,

     This is to confirm that the client-auditor relationship between Gulfstar Energy Corporation (Commission File Number 333-151398) and Larry O'Donnell, CPA, P.C. has ceased.

Sincerely,

/s/ Larry O'Donnell, CPA, P.C.
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  Larry O'Donnell, CPA, P.C.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission